                                                                    EXHIBIT 10.5

This Agreement is made the 16th day of August, 1994

BY AND BETWEEN

ELAN PHARMA, LTD.

          An Irish company, of Monksland, Athlone, Co. Westmeath, Ireland.

AND

SCHEIN PHARMACEUTICAL, INC.

          A US company, of 100 Campus Drive, Florham Park, NJ 07932, USA

                   (hereinafter referred to as "THE CLIENT")

                                       2.


WHEREAS
-------

- ELAN is beneficially entitled to the use of French Patent No. 7836084 (filing date 22nd December 1978) and various other patents have been granted or are pending under the International Convention in relation to the development and production of Drug Specific Dosage Forms for pharmaceutical products.

- ELAN is knowledgeable in the development of Drug Specific Dosage Forms and has developed a unique range of delivery systems designed to provide newer and better formulations of medicaments.

- THE CLIENT is desirous of entering into a licensing agreement with ELAN by virtue of which it will be free to market the PRODUCT under its own label and trademark in the TERRITORY without infringing any of the patent or KNOW-HOW rights held by ELAN.

-    ELAN is prepared to develop, license and supply the DSDF in the TERRITORY.

NOW IT IS HEREBY AGREED AS FOLLOWS:

ARTICLE I
---------

     In the present Agreement the following definitions shall prevail:

     1. NORMAL DOSAGE FORM shall mean Cruvail@ 200mg capsules as sold in the United States or any other agreed comparison product which contains Ketoprofen as its sole pharmaceutical active ingredient.

     2. DSDF shall mean the capsule Drug Specific Dosage Form which ELAN will develop in the course of the PROJECT containing Ketoprofen as its sole pharmaceutical active ingredient with an AB substitution rating to the NORMAL DOSAGE FORM and to meet the specifications set out in Appendix A, the specifications contained in the ANDA and any applicable specifications as may from time to time be published under the US Pharmacopoeia or established by applicable regulatory authorities (the "Specifications").

     3.   $ shall mean United States Dollars.

     4. NET SALES of the Product shall mean the total invoiced sales by THE CLIENT of the PRODUCT in the TERRITORY to an arms length third party, less usual and customary chargebacks, rebates, discounts, returns, allowances, credit, sales and other consumption taxes. However, the deduction against total invoiced sales for returns, other than Recall Costs as defined in Article VII, Section 2 hereof, and bad debts shall not be more than 5% in total.

                                       3.


     5. KNOW-HOW shall mean all proprietary knowledge, information and expertise possessed by ELAN or to which Elan has rights relating to the DSDF, whether or not covered by any patent, patent application or future patent application, copyright design, trademark or other industrial or intellectual property rights.

     6. PROJECT shall mean all activity in order to develop the DSDF in accordance with the plan shown in Appendix B.

     7. PRODUCT shall mean the DSDF packaged and labelled for sale in the TERRITORY.

     8.   PROFITS shall mean Net Sales of the PRODUCT less Full Cost.

     9. TERRITORY means the United States of America, its territories and possessions.

     10. ELAN shall mean Elan Pharma Ltd. and any of its parent, subsidiary, affiliate or associate companies.

     11.  FDA shall mean the United States Food and Drug Administration.

     12. ANDA shall mean the Abbreviated New Drug Application for the DSDF which ELAN shall file with and seek to have approved by the FDA and which shall be held by ELAN.

     13. FULL COST shall mean ELAN's cost of manufacture which shall be determined on the basis of the following elements applicable to that particular function: (a) direct material and labour costs of that function and (b) such indirect labour, factory, laboratory and other overhead costs properly allocable to that function under Irish generally accepted accounting principles. Overhead allocations shall include expenses of plant maintenance and engineering, plant management, receiving and warehousing, building occupancy and quality control, but do not include corporate overhead or profit margins.

ARTICLE II:   THE DSDF
----------    --------

     1. ELAN shall develop the DSDF as laid out in the PROJECT set forth in Appendix B hereto for the consideration set out hereinafter in Article IV and shall use its best efforts to complete the Project in accordance with the timetable set out in Appendix B.

     2. ELAN shall remain proprietor of all its relevant trademarks and patent rights relating to the DSDF and all KNOW-HOW relative thereto, but hereby grants to THE CLIENT an exclusive licence to prepare, use, promote, market, sell and distribute the PRODUCT in the TERRITORY under the terms and conditions set out herein.

                                       4.


          This license shall also cover other AB rated versions including, but not limited to other strengths, and delivery systems of the NORMAL DOSAGE FORM which ELAN may develop by agreement with THE CLIENT for development fees to be agreed. THE CLIENT hereby accepts such license and confirms that, during the term of this Agreement and so long as ELAN is providing the PRODUCT to THE CLIENT in accordance with Article III hereof it will not market directly or indirectly any 200mg product containing Ketoprofen as its sole Pharmaceutical active ingredient.

     3. THE CLIENT shall ensure that all packaging, labelling, promotional material and publications, scientific or otherwise, prepared by or on behalf of THE CLIENT for the PRODUCT or concerning the PRODUCT, shall contain in writing an acknowledgement that the PRODUCT is manufactured by ELAN, and copies and/or samples thereof shall be provided to ELAN on written request. Additionally, THE CLIENT undertakes that all press releases announcements, oral or written concerning the PRODUCT must refer to it as developed and manufactured by ELAN for THE CLIENT.

     4. THE CLIENT may market, sell and/or distribute the PRODUCT under any trademark or trademarks, as it may from time to time choose, and THE CLIENT shall consider the use of the trademark Ketelan. If THE CLIENT so chooses to use the trademark Ketelan, it may do so without payment or additional consideration to ELAN. Elan represents and warrants that it is the owner of the Ketelan trademark and that the use of the trademark Ketelan as contemplated hereby will not involve any infringement of any existing trademark or rights of third parties. Such trademarks, except Ketelan, shall remain the sole property of THE CLIENT. ELAN shall not use or authorize any third party to use any such trademark(s) whether during the term or thereafter.

     5. ELAN shall, if requested, advise THE CLIENT in any technical matters as may become necessary for the proper utilisation of its license.

ARTICLE III:  PROCUREMENT OF THE DSDF
-------------------------------------

          1. ELAN shall produce and supply to THE CLIENT exclusively its entire requirements of the DSDF for the TERRITORY at the price, delivery and other terms contained herein.

                                       5.

         1.1. 0n September 1st, 1995, THE CLIENT will provide ELAN with a forecast of THE CLIENT's requirements for the Product for the 12 month period following FDA approval of the ANDA. This forecast will be updated quarterly until ANDA approval of the PRODUCT. Except as otherwise provided herein, all forecasts made hereunder shall be made to assist ELAN in planning its production, and THE CLIENT in planning sales, and are not represented to be binding purchase orders, and shall be without prejudice to THE CLIENT's subsequent firm orders for the PRODUCT in accordance with the terms of this Agreement.

              The parties acknowledge that it is in their mutual interest that launch of the PRODUCT be effected as soon as possible following ANDA approval, for which, purpose the parties shall, in advance of the ANDA approval, DISCUSS and agree on the manufacture and purchase of specific quantities of launch stocks, (the "Launch Stocks"). In any event and notwithstanding any firm purchase orders for such Launch Stocks which THE CLIENT has already placed with ELAN, ELAN will notify THE CLIENT of its receipt of a pre-approval letter for the ANDA for the PRODUCT from the FDA and THE CLIENT will within seven (7) days of such notification place a firm purchase order with ELAN for its Launch Stocks which notification shall include a copy of the FDA pre-approval letter, unless such purchase order has been submitted to ELAN prior to that date. With respect to Launch Stocks ELAN agrees to supply quantities of capsules of DSDF for delivery within one hundred and twenty (120) days of placement of purchase orders. THE CLIENT will use its best efforts to provide forecasts for deliveries for the balance of the year in which the ANDA is approved which it requires in addition to the Launch Stocks, on a monthly basis at the beginning of each month.

              Notwithstanding anything to the contrary contained herein, ELAN agrees to use its best efforts to fill any orders for delivery (including Launch Stock orders) within ninety (90) days after they are placed by THE CLIENT provided they are within 25% plus or minus THE CLIENT's forecast which is current as of the date of the order. Elan also will use its best efforts to fill THE CLIENT's requirements in excess of one hundred and twenty five (125%) of forecasted amounts.

         1.2. On September 30th of the year during which the ANDA is approved, or if after October 1, within 15 days of such approval date, THE CLIENT shall provide a forecast for purchases for the following calendar year. The first calendar quarter of such forecast shall be a binding purchase commitment of THE CLIENT. At the beginning of each calendar quarter thereafter THE CLIENT will provide a rolling annual forecast for the period beginning on the first day of the calendar quarter following the calendar quarter in which the forecast is made and the first calendar quarter of such forecast shall be a binding purchase commitment of THE CLIENT.

                                       6.

               ELAN will use its best efforts to fill THE CLIENT's requirements in excess of one hundred and twenty five (125%) percent of forecasted amounts. Notwithstanding the foregoing, it shall be the responsibility of ELAN to maintain reasonably adequate inventories of the DSDF using its best efforts to satisfy the requirements of THE CLIENT.

          1.3. For all purchase orders for the PRODUCT other than the Launch Stocks, THE CLIENT shall communicate to ELAN THE CLIENT's firm purchase order for the PRODUCT for the quarter within forty-five
               (45) days before the beginning of each calendar quarter during the Term after approval of the ANDA by the FDA, specifying shipment/delivery schedules within the time frames set forth in Paragraph 1.6 hereof.

          1.4. Within seven (7) days of the receipt of each such order, Elan shall either confirm to THE CLIENT that it will meet THE CLIENT's requirements for the quarter in accordance with the shipment/delivery schedule, whereupon the purchase order shall be confirmed, final and binding on the parties; or in the event of ELAN's inability to meet such requirements or schedule, ELAN shall notify THE CLIENT in detail as to the extent to which it will not meet such requirements or schedule. ELAN may at such time suggest modifications to THE CLIENT's requirements or schedule. In the event of ELAN's suggesting any modifications, THE CLIENT shall communicate to ELAN its acceptance or rejection, in whole or in part, thereof within seven (7) days after THE CLIENT's receipt of such communication, whereupon the purchase order shall be confirmed, final and binding on the parties. To the extent that THE CLIENT does not accept such suggested modifications or that ELAN cannot meet THE CLIENT's requirements or schedule, THE CLIENT may satisfy its requirements and/or schedule for such quarter by purchasing the PRODUCT from alternate sources as provided in Section 1.6 hereof. All communications for the purpose of this Section 1.4 shall, to the extent practicable, be by fax with confirmed answer back to the other party, and only in the event of this being not possible for any reason, will communications be in writing through overnight courier services.

          1.5. Shipments of the PRODUCT shall be made by ELAN promptly against confirmed purchase orders placed by THE CLIENT with delivery dates no later than one hundred twenty (120) days from the date of THE CLIENT's placing the applicable purchase order. Products shall be shipped F.O.B to THE CLIENT's manufacturing facility in either the State of New York, the State of Connecticut, Puerto Rico, or as otherwise instructed by THE CLIENT from time to time.

                                       7.

          1.6. If at any time during the Term, ELAN is or expects that it will be unable to satisfy THE CLIENTs requirements of the PRODUCT, in full or in part, ELAN promptly shall so notify THE CLIENT, detailing the extent to which it will not meet such requirements. THE CLIENT, without limiting any other remedy available to it, may in its discretion meet the shortfalls therein from any alternate source or sources. THE CLIENT, without limiting any other remedy available to it, may also purchase PRODUCT from alternate source or sources if a lawsuit has been commenced alleging that the import, manufacture and/or distribution of the PRODUCT as contemplated hereby infringes any patent or proprietary right of any other person, firm or corporation.

          1.7. ELAN shall deliver the DSDF to THE CLIENT and/or any party designated by THE CLIENT in proper bulk packaging so as to permit safe storage and transport.

          1.8. Unless otherwise agreed to in writing between the parties, ELAN shall supply the DSDF in the form of bulk capsules and THE CLIENT shall be responsible for the packaging of said bulk capsules into final market packaging.

          1.9. All quantities of the DSDF delivered by ELAN hereunder shall conform to the Specifications. All claims for failure of any shipment of the DSDF to conform to Specifications must be made to ELAN in writing within forty-five (45) days following delivery. Failure to make a timely claim in the manner prescribed shall constitute acceptance of the shipment. DSDF which has been delivered and which does not conform to specifications shall be replaced at ELAN'S cost. In the event of an unresolved dispute as to conformity with Specifications of the DSDF, the parties shall nominate an independent first class laboratory to undertake the relevant testing. Its findings shall be conclusive and binding upon the parties. All costs relating to this process shall be borne exclusively by the unsuccessful party. Nothing contained in this Paragraph 1.9 shall limit ELAN's indemnification obligations under Article VIII, paragraph 8 hereof.


ARTICLE IV:    REPRESENTATION AND WARRANTIES
----------     -----------------------------

          1. Each of ELAN and THE CLIENT represents and warrants to the other that it has such permits, licenses and authorizations of governmental or regulatory authorities as are necessary to own its respective properties, conduct its business and consummate the transactions contemplated hereby.

          2. Each of ELAN and THE CLIENT represents and warrants to the other that it is not currently debarred, suspended, or otherwise excluded by any United States governmental agency from receiving Federal contracts.

                                       8.

          3.   ELAN further represents and warrants that:

          3.1. The PRODUCT sold by ELAN to THE CLIENT pursuant hereto shall be, and remain throughout its stated shelf-life, in accordance with the Specifications when packaged and stored according to the ANDA specification.

          3.2. The PRODUCT sold by ELAN to THE CLIENT pursuant hereto be of good, merchantable and usable quality, free of defects, suitable for the purposes for which the Product is to be used by, and shall not be adulterated or misbranded within the meaning of the US Food, Drug and Cosmetics Act.

          3.3. The PRODUCT sold by ELAN to THE CLIENT pursuant hereto conform in all respects to all applicable laws, regulations and approvals governing the manufacture, packaging, importation and distribution of the PRODUCT in the Territory, including, without limitation, the FDA's current Good Manufacturing Practices.

          3.4. Its manufacturing facilities conform in all respects to applicable laws, regulations and approvals governing such facility and are adequate to produce the quantities of the PRODUCT contemplated hereby.

          3.5. To the best of ELAN's knowledge, all bulk active ingredient used in the manufacture of the PRODUCT shall be manufactured at an FDA-approved manufacturing facility in accordance with current Good Manufacturing Practices and current Bulk Drug Substances Guidelines, and shall be in compliance with the applicable specifications under the bulk product monograph, and shall not be manufactured, imported or distributed in violation of any rights of any third party.

          3.6. Neither the purchase by THE CLIENT of the PRODUCT as contemplated hereby nor the manufacture, marketing, sale or use of the PRODUCT or any information or technology relating thereto, all as contemplated hereby, will involve any infringement of any existing patents or rights of third parties, including but not limited to the NORMAL DOSAGE FORM, nor has ELAN received any notice of any claimed infringement (including, without limitation, patent infringement) in connection with the PRODUCT.

          3.7. ELAN shall obtain adequate supplies of the bulk active compounds contained in the PRODUCT to fulfill ELAN's obligations with respect to the manufacture, sale and delivery of the PRODUCT under this Agreement subject to purchase orders being received from THE CLIENT.

                                       9.

ARTICLE V:   FINANCIAL PROVISIONS
---------    --------------------

     1.   Development Fees
          ----------------

          In consideration of the development of the DSDF by ELAN under this Agreement, THE CLIENT shall pay to ELAN a non-refundable development fee of ****,*** (***** ******* *** ******* **** ******** *******) upon commencement of Stage II B of the PROJECT.

     2.   License Fees
          ------------

          In consideration of the rights and license granted to THE CLIENT by virtue of this Agreement, THE CLIENT shall pay to ELAN License Fees as follows, which shall be non-recoverable save as provided for in
          Article V, Section 2.3 or Article VI, Section 9 below:

          2.1. ********** **** ******* ******** on signature of this Agreement.

          2.2. ********** **** ******* ******** on filing of the ANDA with the
               FDA.

          2.3. Subject to Section 2.4. below, on approval of the ANDA by the FDA, THE CLIENT shall pay to ELAN a one-time license fee of **** ** IMS reported sales for the NORMAL DOSAGE FORM for the 12 month period preceding FDA approval of the ANDA based on the most current IMS sales data available at the time of ANDA approval less **********. At the conclusion of the 60th day following the entry of the PRODUCT into the generic market place in the TERRITORY this license fee shall, if necessary, be reduced as set forth in the table below. If such reduction is required, then THE CLIENT shall recover the difference in the license fee previously paid and the reduced license fee amount from ELAN'S first PROFITS due in accordance with Section 6 herein. THE CLIENT shall also furnish ELAN with the details and launch dates of any other AB rated versions of the NORMAL DOSAGE FORM which have been launched in the United States prior to the ANDA approval of which it has knowledge. The total license fee payable to ELAN shall be calculated as:

-------------------------------------------------------------------------------------------------------------------
Total license fee as percent of IMS reported sales for      The PRODUCT's entry in the generic market place
the normal dosage form for the 12 month period
preceding FDA approval of the ANDA

-------------------------------------------------------------------------------------------------------------------
****                                                        1st in the market for at least 60 days
-------------------------------------------------------------------------------------------------------------------
*****                                                       2nd in the market place with at least a 60 day head
                                                            start prior to a third entry or I st in the market
                                                            for less than 60 days
-------------------------------------------------------------------------------------------------------------------
*****                                                       All other cases
-------------------------------------------------------------------------------------------------------------------


* redacted pursuant to confidential treatment request.

                                      10.

          2.4. In the event that the amount calculated under Section 2.3 shall be less than ********** **** ******* ********, then no additional license fee shall be paid to ELAN, and the difference between the amount calculated and the ********** **** ******* ********
               (i.e., the total payments under Sections 2.1 and 2.2), up to a maximum of ******** ***** ******* ******** ******** *******
               shall be allocable to a new project, to be agreed by the parties in a manner to be discussed and agreed in good faith, and failing such an agreement THE CLIENT shall be allowed to recover these funds against future royalties and manufacturing income to ELAN received from a licensee for the PRODUCT in the territory.

          2.5. For the purpose of Section 2.3 any generic version of the NORMAL DOSAGE FORM which is launched, distributed, licensed or otherwise supplied for sale in the United States by or through rights granted under the New Drug Application approved by the FDA for the NORMAL DOSAGE FORM shall not be regarded as a competing AB rated product.

     3.   Performance
          -----------

          THE CLIENT agrees to use reasonable commercial efforts in launching and selling the PRODUCT in the TERRITORY as would be deemed commensurate with the achievement of its own business aims for a similar product of its own. THE CLIENT shall during and for a period of four (4) years after the launch of the PRODUCT communicate with ELAN regarding its objectives for and performance of the PRODUCT in the marketplace subject to the confidentiality obligations contained herein.

     4.   Additional Expenses
          -------------------

          THE CLIENT shall reimburse the following expenses within 30 days of the date of invoicing of the expense.

          4.1. Cost of DSDF or PRODUCT produced, at THE CLIENT's request, for THE CLIENT for purposes other than commercial sale.

          4.2. Cost of any additional development or registration work on the DSDF or PRODUCT carried out by ELAN at the request of THE CLIENT other than work outlined in Appendix B, including but not limited to, pharmacokinetic: studies and related assays, stability data generation, clinical studies and compilation and submission of dossiers required for registration purposes. ELAN's charges for this work shall be cost plus fifteen (15%) percent.


* redacted pursuant to confidential treatment request.

                                      11.

     5.   Price of DSDF
          -------------

          5.1. THE CLIENT agrees to apply the same policy in establishing a sales price for the PRODUCT in the TERRITORY as THE CLIENT would do in the case of its own products.

          5.2. ELAN shall supply DSDF to THE CLIENT at its FULL COST, and ELAN shall, during the course of the PROJECT, keep THE CLIENT apprised as to its estimates of the FULL COST. On September 30 of each year following FDA approval of the ANDA during the term, ELAN shall notify THE CLIENT of its annual FULL COST increases which shall be limited to (i) actual cost increases for the bulk substance contained in the DSDF and (ii) the lesser of either actual increases or the percentage increase in the consumer price index in Ireland for all other costs related to the manufacture of the DSDF. However, at no point shall ELAN be so forced to supply the DSDF at a price less than the FULL COST as outlined hereunder and in the event of such an occurrence, the parties shall amicably discuss the situation with a view to agreeing a mutually acceptable revised price structure. Payment for DSDF so supplied shall be made by THE CLIENT within thirty (30) days receipt of an invoice therefore.

     6.1.    Profit Allocation
             -----------------

             Within forty-five (45) days after the end of each calendar quarter following the launch of the PRODUCT. THE CLIENT will calculate and deliver to ELAN its share of the PROFITS as set forth below for such quarter accompanied by an accounting of such PROFITS including a detailed written statement of its NET SALES of the PRODUCT sold and shipped to third party customers.

     6.2.(i) During the Term and for a four (4) year period commencing with THE
             CLIENT's first firm purchase order for PRODUCT, the PROFITS with respect to all PRODUCT purchased from ELAN under this Agreement and sold by THE CLIENT to third party customers shall be allocated between THE CLIENT and ELAN as follows: ***** ******* ***** of PROFITS shall be allocated to THE CLIENT *** ***** ******* of PROFITS shall be allocated to ELAN. Thereafter, the PROFITS with respect to all PRODUCT purchased from ELAN under this Agreement and sold by THE CLIENT to third party customers shall be allocated between THE CLIENT and ELAN as follows: ***** ******* ***** of PROFITS shall be allocated to CLIENT *** ***** ******* ***** ** PROFITS shall be allocated to ELAN.


* redacted pursuant to confidential treatment request.

                                      12.

     6.2.(ii) Notwithstanding the provisions of 6.2(i) if the PRODUCT's wholesale acquisition cost ("WAC") falls below ****** per capsule of 200 mg, then THE CLIENT shall receive an additional cumulative five percent (5%) allocation of PROFITS over and above the percentage of PROFIT allocated per 6.2.(i) above for every five percent (5%) of ****** per capsule of 200 mg that the PRODUCT's WAC falls below ****** per capsule of 200 mg. However, such provision shall apply only to the point where twenty percent (20%) of the PROFITS are allocated to ELAN and eighty percent (80%) of the PROFITS are allocated to THE CLIENT following which there shall be no further allocation of PROFITS.

     7.       Audits
              ------

              For the one hundred eighty (180) day period following the close of each calendar year during the Term, ELAN and THE CLIENT shall provide each other's independent certified accountants (reasonably acceptable to the other party) with access, during regular business hours and upon reasonable prior request, and subject to the confidentiality undertakings contained in this Agreement, to such party's books and records relating to the PRODUCT solely for the purposes of verifying the accuracy of calculations hereunder for the calendar year then ended.

     8.       Transfer of Manufacturing
              -------------------------

              ELAN reserves the right to cease manufacturing the DSDF in the event that the PROFITS fail to give it a margin of ******* ******* ***** on its FULL COST subject to giving CLIENT 6 months prior written notice. In such an event and if so requested by THE CLIENT, ELAN shall grant to THE CLIENT the exclusive rights to manufacture, or have manufactured by a third party designated by CLIENT and acceptable to ELAN, the DSDF for the TERRITORY. In return for such a right to manufacture the DSDF, THE CLIENT shall pay to ELAN ***** ******* ***** of its PROFITS, which shall then be calculated based on the equivalent FULL COSTS of THE CLIENT or its appointed third party manufacturer. In the event of such a transfer of manufacture, the parties shall agree on a reasonable period of time under which said transfer is to be made and ELAN shall continue to supply CLIENT with the PRODUCT until such transfer is fully effected so that CLIENT's supply of the PRODUCT shall be continuous and uninterrupted.

* redacted pursuant to confidential treatment request.

                                      13.

     9.   New Project/Refund
          ------------------

          9.1. In the event that the FDA does not approve the ANDA within five
               (5) years from the date of this Agreement, and should THE CLIENT within a six-month period thereafter then elect not to continue with this Agreement, then the License Fees paid to ELAN under paragraph 2.2 of this Article above (**** **********) shall be allocated to a new project, to be agreed by the parties, in a manner to be discussed and agreed in good faith. Failing such agreement, THE CLIENT is allowed to recover these funds through future royalty and manufacturing income received by ELAN from a licensee in the territory.

          9.2. If any technology covered by any of Elan's patents is utilized in the development of the PRODUCT and such patent(s) are found by a court of applicable jurisdiction to be invalid or unenforceable in the TERRITORY and as result thereof a third party would be entitled to manufacture or distribute the PRODUCT in the TERRITORY utilizing any of the technology covered by such patents, then the percentage of PROFITS to be allocated to ELAN pursuant to Section 6.2 hereof shall be reduced by an amount equal to the percentage point reduction of the market share of the PRODUCT directly attributable to the third-party product.

          9.3. If the importation, distribution, marketing, sale and/or use of the PRODUCT in the TERRITORY as contemplated hereby is found by a court of applicable jurisdiction to infringe the rights of a third party and as a result thereof THE CLIENT would be precluded from the distribution, marketing, sale and/or use of the PRODUCT in the TERRITORY, then without limiting ELAN's indemnification undertakings under Article VIII, Section 8, ELAN shall use reasonable endeavors at ELAN's expense to obtain and maintain such license as required for THE CLIENT to continue to market the PRODUCT in the TERRITORY.

ARTICLE VI:  REGISTRATION OF THE PRODUCT
----------   ---------------------------

     1. ELAN shall prepare and shall submit to the FDA, promptly upon completion of the Project, the completed ANDA for the PRODUCT and shall use its best efforts to obtain as soon as possible FDA approval of the ANDA. ELAN shall remit to THE CLIENT a completed copy of said ANDA within thirty (30) days of its filing with the FDA. ELAN shall at its sole discretion decide on the content of the ANDA, however, in the event that ELAN so requests, THE CLIENT shall assist and advise ELAN, such advice shall be provided free of charge unless THE CLIENT has provided prior notification of the cost to ELAN on the compilation of the ANDA.

     2. ELAN shall notify THE CLIENT of the filing date and the approval date of the ANDA within two (2) working days following said dates.

* redacted pursuant to confidential treatment request.

                                      14.

     3. If any additional information or clinical data are requested by the FDA in order to obtain approval of the ANDA in the TERRITORY, ELAN and THE CLIENT shall discuss and agree on an appropriate plan of action to generate such data.

     4. ELAN shall in a businesslike fashion keep THE CLIENT updated on the status of the ANDA filing throughout its review by the FDA and shall copy THE CLIENT on materially relevant correspondence with FDA relating to the ANDA and/or the PRODUCT manufacturing facility.

     5. THE CLIENT shall be responsible for obtaining all FDA approvals necessary for THE CLIENT to package the DSDF into final marketing packaging and for obtaining all applicable state and local regulatory approvals for the distribution of the PRODUCT in the TERRITORY. ELAN shall cooperate with THE CLIENT in obtaining such approvals. THE CLIENT shall develop and provide ELAN with the commercial stability data to support the ANDA and it shall provide this data in a time frame consistent with the ANDA target filing date.

ARTICLE VII:  CUSTOMER COMPLAINTS: RECALL
              ---------------------------

     1. ELAN agrees to notify THE CLIENT promptly of any serious and unexpected adverse reactions reported to ELAN outside of the TERRITORY resulting from use of the PRODUCT, and on a regular basis with respect to all other reports of adverse reactions. THE CLIENT shall notify ELAN promptly of any complaints from third parties reported to THE CLIENT involving any serious and unexpected adverse reactions resulting from the use of the PRODUCT. All complaints relating to the PRODUCT will be handled as described in Appendix C hereto, entitled
                                                  ----------
          "Complaint Handling Procedures".

     2. In the event of any recall of the PRODUCT, as suggested or requested by any governmental authority THE CLIENT shall perform the recall of the PRODUCT in the TERRITORY. If the recall arises from THE CLIENT's acts or omissions in the packaging, marketing, distribution, storage or handling of the PRODUCT, the cost of goods sold, distribution expenses and third-party recall expenses (collectively, "Recall Costs") shall be borne by THE CLIENT. If the recall rises from ELAN's acts or omissions in the manufacturing or delivery of the PRODUCT, the Recall Costs shall be borne by ELAN. In all other events the Recall Costs shall be shared equally. ELAN shall be responsible for all recalls of the PRODUCT outside the TERRITORY.

                                      15.

ARTICLE VIII:  SUNDRY CLAUSES
------------   --------------

     1.   Secrecy
          -------

          1.1. Any information, whether of a written, oral or visual nature pertaining to the PRODUCT that has been or will be communicated or delivered by ELAN to THE CLIENT, and any information (whether of a written, oral, or visual nature) from time to time communicated or delivered by THE CLIENT to ELAN, including, without limitation, trade secrets, business methods, and cost, supplier, manufacturing and customer information, shall be treated by THE CLIENT and ELAN, respectively, as confidential information, and shall not be disclosed or revealed to any third party whatsoever or used in any manner except as expressly provided for herein; provided, however, that such confidential information shall not be subject to the restrictions and prohibitions set forth in this section to the extent that such confidential information:

               (i) is available to the public in public literature or otherwise, or after disclosure by one party to the other becomes public knowledge through no default of the party receiving such confidential information;

               (ii) was known to the party receiving such confidential information prior to the receipt of such confidential information by such party, whether received before or after the date of this Agreement;

               (iii) is obtained by the party receiving such confidential information from a third party not subject to a requirement of confidentiality with respect to such confidential information; or

               (iv) is required to be disclosed pursuant to: (A) any order of a court having jurisdiction and power to order such information to be released or made public; or (B) any lawful action of a governmental or regulatory agency.

          1.2. Each party shall take all such precautions as it normally takes with its own confidential information to prevent any improper disclosure of such confidential information to any third party; provided, however, that such confidential information may be disclosed within the limits required to obtain any authorization from the FDA or any other United States or foreign governmental or regulatory agency or, with the prior written consent of the other party, which shall not be unreasonably withheld, or as may otherwise be required in connection with the purposes of this Agreement.

                                      16.

          1.3. Neither ELAN nor THE CLIENT will publicise the terms of this Agreement in any way without the prior written consent of the other party except as required by applicable law, regulation, or judicial order.

          1.4. This Article VIII, Section 1 and the obligations contained herein shall survive for five (5) years after termination of this Agreement, whether pursuant Article VIII, Section 6, hereof, by expiration of the Term of otherwise.

     2.   Patents
          -------

          With respect to any discoveries, inventions, improvements and innovations relating to the DSDF and the Project, ELAN shall have the right to apply for patent protection in its own name and at its own expense. Should it however be doubtful whether a patent may be obtained, then ELAN may at its sole discretion decide not to apply for a patent in the TERRITORY. If such a patent is obtained THE CLIENT shall have for the duration of this Agreement a right thereunder to prepare, use and sell the PRODUCT as specified in Article II, Section 2 hereof.

     3.   Assignments
          -----------

          This Agreement may be assigned without THE CLIENT's consent by ELAN in whole or in part subject to ELAN's maintaining full responsibility to THE CLIENT for ELAN's undertakings, all liabilities, representations and warranties expressed in this Agreement. ELAN or THE CLIENT may, without the prior written consent of the other, assign this Agreement, in whole or in part, to an Affiliate or to any entity which acquires all or substantially all of the party's assets. For purposes of this Agreement, an "Affiliate" shall mean any person, firm, corporation or other business entity which directly or indirectly controls, is controlled by, or is under common control with, ELAN or THE CLIENT, as the case may be.

     4.   Parties Bound
          -------------

          This Agreement shall be binding upon and enure for the benefit of parties hereto, their successors and permitted assigns.

     5.   Effect of Partial Invalidity
          ----------------------------

          If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or in part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the effected provision.

                                      17.

     6.   Duration and Termination
          ------------------------

          6.1. Subject to prior termination in accordance with Article V,
               Section 9, the term ("Term") of this Agreement shall commence on the date hereof and shall extend for a period of eighteen (18) years, or for the life of any relevant patent, whichever is longer. Thereafter, it shall continue automatically for additional periods of 1 year unless terminated by THE CLIENT or ELAN upon serving 12 months prior written notice to the other by means of registered letter with acknowledgment of receipt.

          6.2. Notwithstanding anything in this Agreement construable to the contrary ELAN shall have the right to terminate this Agreement if, following approval of the ANDA, THE CLIENT fails to market the PRODUCT in the United States within three (3) months from the receipt of the Launch Stocks.

          6.3. This Agreement may be terminated in its entirety upon receipt of a written notice of termination given by:

               (1)  The non-defaulting party in the event the other party shall:

                    (a) commit a material breach or default under this Agreement, which breach or default shall not be remedied within sixty (60) days after the receipt of written notice thereof by the party in breach or default; or

                    (b) become insolvent or seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other party (which is not dismissed within 60 days); or

                    (c) fail to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in any manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days

                                      18.

               (II)  THE CLIENT, if

                     (a) a lawsuit has been commenced alleging that the manufacture and/or distribution of the PRODUCT as contemplated hereby infringes any patent or other proprietary right of any other person, firm or corporation; or

                     (b) The PROFIT margin on the PRODUCT is less than fifteen percent (15%); or

                     (c) the FDA does not approve the ANDA within five (5) years from the date of this Agreement.

               (III) ELAN, if any entity identified in Appendix D, attached hereto, acquires more than 20% of THE CLIENT's voting stock.

          6.4. Upon exercise of those rights of termination as specified in paragraphs 6.2 and 6.3, this Agreement shall automatically terminate and be of no further legal force or effect.

          6.5. Upon termination of this Agreement

               (i) ELAN and THE CLIENT shall have no further obligations or liabilities of any kind whatsoever under this Agreement except as expressly provided in Article VIII, Section 1 and
                     Article VIII, Section 8.

               (ii) Any sums that were due from THE CLIENT to ELAN or from ELAN to THE CLIENT prior to the exercise of the right to terminate this agreement as set forth herein, shall be paid in full within 60 days of termination of this Agreement;

          6.6. Termination of this Agreement (whether under this section, on expiration of the Term or otherwise) shall be without prejudice to any rights of either party against the other that may have accrued to the date of such termination.

          7.   Sales Reports
               -------------

               The parties hereto agree to meet on a quarterly basis for the first year following the initial launch of the PRODUCT, on a semi-annual basis for the second and third year and on an annual basis thereafter. At such meetings, THE CLIENT will report on the ongoing sales performance of the PRODUCT in the TERRITORY, including marketing approaches, promotion and advertising material and campaigns, sales plans and results, performance against competitors etc. At the request of ELAN, THE CLIENT shall provide such information in written form at other times.

                                      19.

          8.   Indemnification
               ---------------

               ELAN shall assume the sole and entire responsibility and shall indemnify and save harmless THE CLIENT from any and all claims, liabilities, expenses, responsibilities and damages, including reasonable attorney's fees, by reason of any claim, proceedings, action, liability or injury related to or arising out of
               (i) THE CLIENT's purchase, importation, distribution, marketing, sale and/or use of the PRODUCT as provided for in this Agreement to the extent it was caused by the negligence or wrongful acts or omissions of ELAN;

               (ii)  The PRODUCT's failure to meet Specifications;
          or
               (iii) any alleged infringement of the proprietary rights of third parties by reason of the performance of this Agreement and the purchase, distribution, marketing, sale and/or use of the PRODUCT by THE CLIENT.

               THE CLIENT shall assume the sole and entire responsibility and shall indemnify and save harmless ELAN from any and all claims, liabilities, expenses, including reasonable attorney's fees, responsibilities and damages by reason of any claim, proceedings, action, liability or injury arising out of any faults of the PRODUCT resulting from the transport, packaging, storage or handling of the PRODUCT by THE CLIENT to the extent that it was caused by the negligence or wrongful acts or omissions on the part of THE CLIENT.

          This Section 8 and the obligations contained herein shall survive termination of this Agreement, whether pursuant to Article VIII,
          Section 6 hereof, by expiration of the Term or otherwise

          9.   Applicable Law
               --------------

               This Agreement shall be governed by and construed and interpreted in accordance with the State of Georgia without regard to principles of conflicts of law.

               Each of ELAN and THE CLIENT hereby expressly submits to the jurisdiction of the Federal and State Courts of the State of Georgia, and agrees that service delivered in accordance with the provisions of Article VIII, Section 11, hereof, shall be deemed to be proper service upon it, and hereby waives all objections and defenses as to personal defenses as to personal jurisdiction in such jurisdiction or jurisdictions.

                                      20.

          10.  New Markets
               -----------

               In the event that THE CLIENT is presented with the opportunity to supply or to tender for supply of commercially significant quantities of the PRODUCT to third parties for sale outside the TERRITORY, and where THE CLIENT expresses to ELAN its interest in pursuing such an opportunity, and where ELAN is contractually free to do so, ELAN and THE CLIENT shall negotiate in good faith appropriate terms governing such a supply transaction.

          11.  Notice
               ------

               11.1. Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telecopied or telexed to:

                     - ELAN at

                           Elan Pharma Ltd.
                           Monksland, Athlone, Ireland

                           Attention: S. Mulligan
                           Telephone: 353 902 94666
                           Telefax : 353 902 92427

                     - THE CLIENT at

                           Schein Pharmaceutical, Inc.
                           100 Campus Drive, Florham Park
                           NJ 07932, USA

                           Attention: General Counsel
                           Telephone: 001 201 593 5500
                           Telefax: 001 201 593 5820

               or to such other address(es) as may from time to time be notified by either party to the other hereunder.

                                      21.

               11.2. Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after despatch and any notice sent by telex or telecopy shall be deemed to have been delivered within twenty-four (24) hours of the time of the despatch. Notices of change of address shall be effective upon receipt.

               12.   Counterparts
                     ------------

                     This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

               13.   Relationship
                     ------------

                     The parties have no ownership interest in the other. The relationship created by this Agreement is solely that of buyer and seller. This Agreement does not create any partnership, joint venture, principal-agent, or similar business relationship between the parties. Neither party is a legal representative of the other party and neither party shall hold itself out as having the authority to represent or act on behalf of the other in any capacity whatsoever. Neither party shall assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever nor will it incur any liability whatsoever for which the other party may become directly, indirectly or continentally liable. Each party shall be fully responsible for all actions of, and all costs incurred by, its employees, agents, or representatives in carrying out its obligations under this Agreement.

               14.   Insurance
                     ---------

                     THE CLIENT and ELAN each agree to maintain in force, during the Term, products liability insurance coverage in minimum limits of $5,000,000 (five million dollars) and, upon request, each party shall furnish to the other a Certificate of Insurance; provided, however to so request such Certificate shall not be deemed a waiver to the party's obligations hereunder.

               15.   Entire Agreement
                     ----------------

                     This Agreement, together with the Appendices hereto, contains the entire agreement between the parties hereto and supersedes any agreement between them with respect to the subject matter hereof

                                      22.

IN WITNESS THEREOF the parties hereto have executed this Agreement in duplicate.


Signed by SCHEIN PHARMACEUTICAL, INC.


By: /s/ S Getraer
   ---------------------------------

Name: STEVEN GETRAER
      ------------------------------

Title: Executive Vice President
       -----------------------------


Executed by ELAN PHARMA, LTD.


By: /s/ Seamus Mulligan
   ---------------------------------

Name: Seamus Mulligan
      ------------------------------

Title: Director
       -----------------------------

                                  APPENDIX A
                                  ----------

                          PRODUCT/DSDF SPECIFICATIONS
                          ---------------------------

The DSDF shall be an AB-rated (as the term is defined and accepted by the FDA)
                 equivalent to the 200mg Oruvail (R) capsule.

                                  APPENDIX B
                                  ----------

                              DEVELOPMENT PROJECT
                              -------------------

For the consideration outlined in Article IV of this Agreement, ELAN shall undertake the following programme of work.

Stage I:     Laboratory-scale formulation development to provide a 200mg capsule
-------
             with an in-vitro profile matching that of the NORMAL DOSAGE FORM.
             This formulation will then be evaluated in a single-dose cross-over pharmacokinetic study in up to 12 human male volunteers comparing up to three formulations of DSDF to NORMAL DOSAGE FORM. Development of analytical methods will be undertaken. Pilot bulk stability work will also be undertaken in this Stage I.

             COMPLETE MID-OCTOBER, 1994 - REPORT DUE

             MEETING WITH SCHEIN TO START STAGE IIA IN NOVEMBER -
               COMPLETE EARLY MAY, 1995 - REPORT DUE

Stage II A:  Optimisation of the laboratory-scale formulation developed and
----------
             tested in Stage I. Scale-up of this optimised formulation to pilot-scale. Product from the pilot-scale batches will be evaluated in a single-dose cross-over pharmacokinetic specification setting study in up to 24 human male volunteers using NORMAL DOSAGE FORM as the reference product. Pilot bulk stability work will also be undertaken at this stage.
Stage II B:  The optimised formulation and process developed in Stage II A of
----------
             the Project shall undergo Process Transfer to ELAN's manufacturing unit with consequent further scale-up of the process to full production - batch size. ELAN will also conduct Process Validation and establish and validate all analytical methodology, including analytical chemistry, and establish required quality assurance and quality control methodologies and procedures. ELAN shall also conduct a series of pivotal pharmacokinetic studies on commercial - batch size DSDF as follows:

             (i) A pivotal single-dose 2-way cross-over pharmacokinetic study in 24 human male volunteers comparing the DSDF to the NORMAL DOSAGE FORM.

             (ii) A pivotal single-dose cross-over pharmacokinetic study in 24 human male volunteers comparing the DSDF to the NORMAL DOSAGE FORM under both fasted and fed conditions.

             (iii) A pivotal steady-state (to day 5) 2-way cross-over
                   pharmacokinetic study in 24 human male volunteers comparing the DSDF to the NORMAL DOSAGE FORM

             ELAN shall also conduct bulk pivotal stability on the capsules of DSDF manufactured under this Stage II B.

             START STAGE IIB EARLY MAY - COMPLETED MID-OCTOBER -

             ANDA FILING MID-OCTOBER, 1995


                                  APPENDIX B
                                  ----------

                        DEVELOPMENT PROJECT (Continued)
                        -------------------------------

             Note 1:   It is acknowledged by the parties hereto that in order to
             ------
                       secure a timely approval of the ANDA, pivotal stability in final commercial packaging will need to be made available during the ANDA prosecution process, and preferably prior to the filing of the ANDA. ELAN and THE CLIENT shall discuss and agree separately on a programme of work and schedule for the carrying out of this work in a manner which shall jeopardise neither the projected filing dates or approval dates for the ANDA. In the event that it is agreed that ELAN shall conduct such stability work, the parties shall pre-agree the costs therefor, which THE CLIENT shall be obliged to pay to ELAN as non-recoverable development fees on commencement of such work. However, as of the date of this Agreement, it is the intention of the parties that THE CLIENT shall undertake all such work at its own expense and to a schedule designed so that all such finished pack stability data as would normally be required in a quality abbreviated new drug application will be available to ELAN no later than ninety (90) days from completion of the PROJECT.

             Note 2:   Following the completion of each of the Stages I and II A
             ------
                       ELAN shall furnish a report to THE CLIENT outlining the results of the work undertaken in these Stages of the PROJECT.

                                  APPENDIX C
                                  ----------

                         COMPLAINT HANDLING PROCEDURES
                         -----------------------------

The purpose of this Appendix is to establish written procedures for the communication and processing of Product complaints.

Acting in accord with this Agreement will facilitate compliance with Federal Requirements as set forth in 21 CFR 211.198 (complaint files) and 21 CFR 310.305/21 CFR 314.80 (postmarketing reporting of adverse drug reactions).

A.   Complaint Reporting

     1. Complaint reports received by The Client will be summarized and forwarded to the Complaint Division of Elan.

     2. Complaints reported directly to Elan will be summarized and forwarded to the Complaints Coordinator of The Client.

     3. All adverse drug experience complaints reported to The Client will be communicated to Elan within three working days of report receipt. Elan will be responsible for completion and submission to the Food and Drug Administration of Form m FDA-1639 where appropriate. A copy of the completed Form FDA-1639 will be forwarded to The Client by Elan.

B.   Complaint Investigation

     1. The Client will investigate all Product complaints associated with distribution or handling.

     2. Elan will investigate all complaints associated with Product's active or inactive ingredients, container/closure system, or general Product quality.

     3. Upon completion of the necessary evaluation, Elan will provide a written summary to The Client.

C.   Communications with Complainant

     1. Elan will be responsible for review of complaint evaluation information and preparation of a written response. Elan's response will be directed to The Client and The Client will respond to the complainant with a copy to Elan.

D.   Product Recall

     1. In carrying out a recall, both parties will fully cooperate in notifying customers to follow instructions agreed upon by the parties.

                                  APPENDIX D

                             TECHNOLOGY COMPETITOR
                             ---------------------

                            ******** **** ********
                            ----------------------


* redacted pursuant to confidential treatment request.

                           Dated September 22, 1994


                              ELAN PHARMA LIMITED


                                      AND


                          SCHEIN PHARMACEUTICAL, INC.


                            SUPPLEMENTAL AGREEMENT

THIS AGREEMENT is made on the 22nd day of September 1994 between ELAN PHARMA, LIMITED, an Irish Company of Monksland, Athlone, County Westmeath, Ireland, ("ELAN") and SCHEIN PHARMACEUTICAL, INC. a U.S. Company of 100 Campus Drive, Florham Park, NJ 07932, U.S.A. (hereinafter referred to as "the CLIENT").

WHEREAS

     1. ELAN and the CLIENT entered into an Agreement dated as of the 16th day of August 1994, ("the Principal Agreement") whereby, inter alia, the CLIENT was licensed to market the PRODUCT under its own label and trademark in the TERRITORY without infringing any of the Patent or Know-How rights held by Elan.

     2. ELAN and the CLIENT have agreed that PRODUCT shall be supplied by the CLIENT to NALE under NALE's private label.

     NOW IT IS HEREBY AGREED AS FOLLOWS:

     ARTICLE I.     DEFINITIONS

     1. In this Agreement the definitions contained in the Principal Agreement shall prevail in addition to the definitions as set forth in this Agreement.

     2. "NALE" shall mean Nale Laboratories Limited and any of its parent or subsidiary companies.

     ARTICLE 11.    SUPPLY OF PRODUCT

     1. The CLIENT shall supply PRODUCT to NALE under NALE's private label to use, promote, market, sell and distribute in the TERRITORY under the terms and conditions set out herein.

     2. The CLIENT may in its discretion supply Product to NALE under NALE's private label to use, promote market, sell and distribute in the TERRITORY within the first 12 calendar months after the commencement of marketing by the CLIENT of the PRODUCT in the TERRITORY (as evidenced by written invoice to an independent third party).

     3. If CLIENT has not supplied PRODUCT to ELAN pursuant to Article II paragraph 2, the CLIENT shall supply PRODUCT to NALE under NALE's private label to use, promote, market, sell and distribute the PRODUCTS in the TERRITORY commencing not later than the expiry of the twelfth calendar month after the commencement of marketing by the CLIENT of the PRODUCT in the TERRITORY (as evidenced by written invoice to an independent third party).

    ARTICLE III.    DURATION AND TERMINATION

     1. The supply of PRODUCT under either Article II paragraphs 2 or 3 shall continue in full force and effect for the duration of the Principal Agreement and shall terminate upon the termination of the Principal Agreement for any reason whatsoever.

    ARTICLE IV.     TERMS OF SUPPLY AGREEMENT

     1. At any time following the commencement of marketing by the CLIENT of the PRODUCT in the TERRITORY (as evidenced by written invoice to an independent third party), but, in no event later than the expiry of the twelfth calendar month after the commencement of marketing by the CLIENT of the PRODUCT in the TERRITORY, the CLIENT shall supply NALE with PRODUCT under NALE's private label pursuant to the terms and conditions of a Supply Agreement to be negotiated in good faith between the parties. The supply price for the PRODUCT shall be calculated by reference to the CLIENT's published wholesale acquisition cost ("WAC") for the PRODUCT less ***. Until the expiry of the first calendar quarter, in which the Supply Agreement is executed, the relevant WAC shall be the WAC published as of the commencement of the Supply Agreement. Thereafter the relevant WAC shall be the WAC published on the last business day of the preceding calendar quarter.

     2. The CLIENT shall deliver the PRODUCT to NALE and/or any party designated by NALE in final market packaging, such packaging being approved by NALE.

     ARTICLE V.     NET SALES

     1. Sales of PRODUCT by CLIENT to NALE shall constitute NET SALES for the purposes of the Principal Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate.

     SIGNED BY                          SIGNED BY
     SCHEIN PHARMACEUTICAL, INC.        ELAN PHARMA LIMITED

     Name: [SIGNATURE ILLEGIBLE]        Name: [SIGNATURE ILLEGIBLE]
           ---------------------              ---------------------

     Title: EXEC VP                     Title: DIRECTOR
           ---------------------              ---------------------

* redacted pursuant to confidential treatment request.